THE BOARD OF DIRECTORS
INTERNATIONAL FINANCIAL GROUP INC.


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus and the use of the statements inserted as an exhibit to the prospectus and into the section "Selected Consolidated Financial Data" in this amendment to Form F-1.

/s/ Miller and McCollom

MILLER AND MCCOLLOM, CPAs
7400 West Fourteenth Avenue, Suite 10
Lakewood, Colorado 80215
July 25, 2001